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                                                                     EXHIBIT 5.1
                         STRADLING YOCCA CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      660 NEWPORT CENTER DRIVE, SUITE 1600
                         NEWPORT BEACH, CALIFORNIA 92660

                            TELEPHONE (949) 725-4000
                               FAX (949) 725-4100




                                  June 16, 1999




NeoTherapeutics, Inc.
157 Technology Drive
Irvine, California 92618

           RE:  Registration Statement on Form S-1 -- Registration No. 333-79935

Ladies and Gentlemen:

       At your request, we have examined Registration Statement on Form S-1, Registration No. 333-79935, filed by NeoTherapeutics, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on June 3, 1999 (as amended, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 4,025,000 shares of Common Stock, $.001 par value per share, of the Company (the "Common Stock"). Said shares of Common Stock, which include 525,000 shares which will be subject to an over-allotment option to be granted to the underwriters, are to be sold to the underwriters as described in the Registration Statement for sale to the public.

         As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the authorization, issuance and sale of the shares of Common Stock.

         Based on the foregoing, and subject to compliance with applicable state securities laws, it is our opinion that the 4,025,000 shares of Common Stock, when issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.


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NeoTherapeutics, Inc.
June 16, 1999
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         We consent to the use of this opinion as an exhibit to the Registration
Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                              Very truly yours,


                                              STRADLING YOCCA CARLSON & RAUTH